Exhibit 23.03

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            ---------------------------------------------------


To the Annuity Board of
Travelers Group 401(k) Savings Plan:


We consent to the incorporation by reference in the Registration Statements (Nos. 33-32130, 33-43997 and 33-59524) on Form S-8 of Travelers Group Inc. (formerly The Travelers Inc.) of our report dated June 29, 1995 relating to the statements of financial position of Travelers Group 401(k) Savings Plan as of December 31, 1994 and 1993, and the related statements of operations and changes in plan equity for the years then ended, which report is being filed with Form 10-K/A-2 as an amendment to the 1994 Annual Report on Form 10-K of Travelers Group Inc.


                                     /s/ KPMG PEAT MARWICK LLP


New York, New York
July 11, 1995

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                      Consent of Independent Accountants
                      ----------------------------------




The Trustees and Participants of
The Travelers Savings, Investment and Stock Ownership Plan:



We consent to incorporation by reference in the registration statement
(No. 33-52027) on Form S-8 of Travelers Group Inc. of our report dated
June 29, 1995, relating to the statement of net assets available for plan benefits, the related statement of changes in net assets available for plan benefits with fund information, and supplemental schedule of assets held for investment purposes of The Travelers Savings, Investment and Stock Ownership Plan as of and for the year ended December 31, 1994, which report is being filed with Form 10-K/A-1 as an amendment to the 1994 annual report on Form 10-K of Travelers Group Inc.

Our report dated June 29, 1995 contains an explanatory paragraph that states that net assets available for plan benefits include securities whose values have been estimated by the trustee of ESOP (Fund 9) in the absence of readily attainable market values and that those values may differ significantly from the values that would have been used had a ready market for the securities existed.




                                     /s/ KPMG Peat Marwick LLP


Hartford CT
June 29, 1995

COOPERS
& LYBRAND






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the registration statement of Travelers Group Inc. on Form S-8 (File No. 33-52027) of our report, which includes an explanatory paragraph concerning the fact that in 1993, the Plan changed its method of accounting for amounts allocated to participants who have elected to withdraw from the Plan, but have not yet been paid, and an explanatory paragraph concerning the fact that net assets available for plan benefits include securities whose values have been estimated by the trustee of ESOP (Fund 9) and that those values may differ significantly from the values that would have been used had a ready market for the securities existed, dated March 18, 1994 on our audits of the statement of net assets available for plan benefits as of December 31, 1993, and the related statements of changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1993 of The Travelers Savings, Investment and Stock Ownership Plan, which report is being filed with Form 10-K/A-1 as an amendment to the 1994 Annual Report on Form 10-K of Travelers Group Inc.


/s/ COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
June 29, 1995